EXHIBIT 10.55

USEC INC.

PROMISSORY NOTE

$229,652.00	February 6, 2002

           FOR VALUE RECEIVED, the undersigned, William H. Timbers, Jr. (the “Borrower”), hereby promises to pay to USEC Inc., a Delaware corporation (the “Company”), or to the legal holder of this Promissory Note at the time of payment, the principal sum (the “Principal Sum”) of two hundred twenty nine thousand, six hundred fifty two dollars ($229,652.00) in lawful money of the United States of America. The Borrower also agrees to pay interest (computed on the basis of a 365 or 366 day year, as the case may be) on any portion of the Principal Sum that remains outstanding, from and after the effective date of this Promissory Note until the entire Principal Sum has been paid in full, at an annual rate equal to the greater of (i) the Prime Rate as published in the Wall Street Journal plus 100 basis points (such rate to be adjusted on a quarterly basis), compounded annually and (ii) the interest rate necessary to avoid imputed income to the Borrower under federal tax laws; provided, however, that in no event shall such interest be charged to the extent it would violate any applicable usury law. Borrower shall be personally liable for the Principal Sum and the accrued interest thereon, calculated in accordance with this Promissory Note.

           This Promissory Note is subject to the following further terms and conditions:

     1.     Payment Upon Maturity. Subject to paragraphs 2 and 3 hereof, the outstanding Principal Sum and all interest that accrues thereon shall become due and payable on the tenth anniversary of the date of this Promissory Note (the “Maturity Date”). If the Maturity Date is a Saturday, Sunday or legal holiday, then such payment shall be made on the next succeeding business day.

     2.     Payment and Prepayment. All payments and prepayments of the Principal Sum of and the accrued interest on this Promissory Note shall be made to the Company or its order, or to the legal holder of this Promissory Note or such holder’s order, in lawful money of the United States of America at the principal offices of the Company (or at such other place as the holder hereof shall notify the Borrower in writing). The Borrower may, at his option, prepay this Promissory Note in whole or in part at any time or from time to time without penalty or premium. Any prepayments of any portion of the Principal Sum of this Promissory Note shall be accompanied by payment of all interest accrued but unpaid on the portion of Principal Sum so repaid. Upon full and final payment of the Principal Sum of and interest accrued on this Promissory Note, it shall be surrendered to the Borrower and canceled by the Company.

     3. Acceleration of Repayment. Upon the Borrower’s termination of employment with the Company and its affiliates for any reason whatsoever, the entire outstanding Principal Sum, and any accrued and unpaid interest thereon, shall become due and payable without presentment, demand, protest, notice of dishonor and all other demands and notices of any kind, all of which are hereby expressly waived.

     4.     Notice. For the purposes of this Promissory Note, notices, demands and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

            If to the Borrower:

William H. Timbers, Jr. USEC Inc. 6903 Rockledge Drive Bethesda, MD 20817

           If to the Company:

USEC Inc. 6903 Rockledge Drive Bethesda, Maryland 20817

Attn: Treasurer

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     5.     Miscellaneous.

(a) No delay or failure by the Company or the holder of this Promissory Note in the exercise of any right or remedy shall constitute a waiver thereof, and no single or partial exercise by the holder hereof of any right or remedy shall preclude other or future exercise thereof or the exercise of any other right or remedy.

(b) The headings contained in this Promissory Note are for reference purposes only and shall not affect in any way the meaning or interpretation of the provisions hereof.

(c) Nothing in this Promissory Note shall confer upon the Borrower the right to continue in the employment of the Company or any of its affiliates or affect any rights which the Company may have to terminate the employment of the Borrower.

(d) This Promissory Note may not be assigned or transferred by Borrower but may be assigned or transferred by the Company.

(e) The provisions of this Promissory Note shall be governed by and construed in accordance with laws of the State of New York, without giving effect to the choice of law principles thereof.

IN WITNESS WHEREOF, this Promissory Note has been duly executed and delivered to the Company by the Borrower on the date first above written.

/s/ William H. Timbers, Jr. William H. Timbers, Jr.

Witness:

/s/ Henry Z Shelton, Jr. Henry Z Shelton, Jr.